UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2025, the Company received a notice from the NYSE American LLC staff that the Company was not in compliance with the independence requirements under Sections 804 and 805 of the NYSE American LLC Company Guide.

On March 26, 2025, Max Gottschalk delivered notice of his resignation from the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee (the “Nominating Committee”, together with the Compensation Committee, the “Committees”) of Perfect Moment, Ltd., (the “Company”) effective immediately. Mr. Gottschalk will remain the chairman of the Board of Directors. Mr. Gottschalk’s resignation from the Committees is not the result of a disagreement with the Company on any matter relating to its operations, policies or practices, but instead to ensure that the Company is in compliance with the independence requirements under Sections 804 and 805 of the NYSE American LLC Company Guide.

The Compensation Committee will be comprised of Andre Keijsers and Tim Nixdorff. The Nominating Committee will be comprised of Andre Keijsers, Berndt Hauptkorn and Tim Nixdorff. Andre Keijsers, Berndt Hauptkorn and Tim Nixdorff are each independent directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECT MOMENT LTD.

Date: April 1, 2025	By:	/s/ Chath Weerasinghe
Chath Weerasinghe
Chief Financial Officer and Chief Operating Officer